Exhibit 21

Wholly-Owned Entities	State of Incorporation or
Country in Which Organized

Cambridge PCHL L.L.C.	Delaware
Cambridge Technology Capital Management, Inc.	Delaware
Cambridge Technology CGP, Inc.	Delaware
Cambridge Technology Colombia S.A.	Columbia
Cambridge Technology Partners (Benelux) B.V.	Netherlands
Cambridge Technology Partners (Mexico), S/A. de C.V.	Mexico
Cambridge Technology Partners (Puerto Rico), Inc.	Puerto Rico
Cambridge Technology Partners (Switzerland) SA	Switzerland
Cambridge Technology Partners (UK) LTD.	United Kingdom
Cambridge Technology Partners (Venezuela) C.A.	Venezuela
Cambridge Technology Partners CTP, Skandinavien Aktiebolag	Sweden
Cambridge Technology Partners do Brasil s.c. Ltda	Brazil
Cambridge Technology Partners India Private Limited	India
Cambridge Technology Partners Ireland Limited	Ireland
Cambridge Technology Partners Limited	Japan
CTP Services, S.A. de C.V.	Mexico
Immunix, Inc.	Oregon
IOS-Gruppen Aktiebolag	Sweden
Novell (Schweiz) AG	Switzerland
Novell (Taiwan) Co., Ltd.	Taiwan
Novell Austria GmbH	Austria
Novell Belgium N.V.	Belgium
Novell Canada, Ltd.	Canada
Novell Chile S.A.	Chile
Novell Corporation (Malaysia) Sdn Bhd	Malaysia
Novell Danmark A/S	Denmark
Novell de Argentina S.A.	Argentina
Novell de Mexico, S.A. de C.V.	Mexico
Novell de Panama S.A	Panama
Novell de Puerto Rico, Inc.	Puerto Rico
Novell do Brasil Software Ltda.	Brazil
Novell European Services Ltd	United Kingdom
Novell European Services S.A.S.	France
Novell Finance Limited	Cayman
Novell Finland OY	Finland
Novell Germany GmbH	Germany
Novell Holding Deutschland GmbH	Germany
Novell Holdings, Inc.	Delaware
Novell Hong Kong Limited	Hong Kong
Novell International Holdings, Inc.	Delaware
Novell Ireland Real Estate Limited	Ireland
Novell Ireland Software Limited	Ireland
Novell Israel Software Limited	Israel
Novell Italia s.r.l.	Italy
Novell Korea Co., Ltd	Korea
Novell Licensing International BV	Netherlands
Novell Luxembourg SARL	Luxembourg
Novell Nederland B.V.	Netherlands
Novell New Zealand Limited	New Zealand
Novell Norge AS	Norway
Novell Peru S.A.	Peru
Novell Philippines, Incorporated	Philippines
Novell Portugal Informatica Lda	Portugal
Novell Pty Ltd	Australia
Novell S.A.R.L.	France
Novell SARL	Luxembourg
Novell Singapore Pte Ltd	Singapore
Novell Software (Beijing) Ltd	China, PRC
Novell Software (Thailand) Ltd	Thailand

Wholly-Owned Entities	State of Incorporation or
Country in Which Organized

Novell Software de Colombia S.A.	Columbia
Novell Software Development (I) Pvt. Ltd.	India
Novell Software International Limited	Ireland
Novell Software Latino America Norte, C.A.	Venezuela
Novell Soluciones y Consultorya de Venezuela C.A.	Venezuela
Novell South Africa (Proprietary) Limited	South Africa
Novell Spain S.A.	Spain
Novell Svenska AB	Sweden
Novell UK Limited	United Kingdom
Novell Uruguay S.A	Uruguay
Onward Novell Software (I) Ltd	India
SilverSolutions spol. s.r.o.	Czech Republic
Salmon Ltd.	United Kingdom
SilverStream France S.A.	France
SilverStream Netherlands, Inc.	Delaware
SilverStream Securities Corporation	Massachusetts
SilverStream Software Danmark A/S	Denmark
SilverStream Software Sweden AB	Sweden
SilverStream Software Switzerland GmbH	Switzerland
SilverStream Software, LLC	Delaware
SUSE CR s.r.o.	Czech Republic
SuSE LINUX GmbH	Germany
SUSE Linux Products GmbH	Germany
SUSE Werbeagentur GmbH	Germany
Tally Systems, LLC	Delaware

Majority-Owned Entities	State of Incorporation or Country in Which Organized

Novell Japan, Ltd.	Japan
Empirical Acquisition Corp.	California
Cambridge Technology Capital Fund I, L.P.	Delaware
Cambridge Technology GPLP, L.P.	Delaware
Celerant Consulting Holdings Limited	United Kingdom
Celerant Consulting (Canada) Limited	Canada
Celerant Consulting GmbH	Germany
Celerant Consulting Inc.	Delaware
Celerant Consulting Limited	United Kingdom
Celerant Consulting Netherlands Holdings BV	Netherlands
Celerant Consulting Nordic AS	Norway
Celerant Consulting NV	Belgium
Celerant Consulting Russia Ltd.	United Kingdom
Celerant Consulting SA	France
PCH Investments Limited	United Kingdom
Peter Chadwick (Training) Limited	United Kingdom